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                                  EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-00175, 33-16187, 33-00176, 2-76657, 2-91931, 33-16188,
33-38361, 2-40012, 2-87193, 2-61721, 2-89418, 33-38360, 33-38361, 33-52760,
33-52758, 33-52756, 33-52762, 333-16113, 333-56119 and 333-62759) and Forms S-3
and S-3/A (Nos. 333-46329, 333-56733, 333-61741 and 333-66937) of Keane, Inc.
and in the related Prospectus' of our report dated March 13, 2000, with respect to the consolidated financial statements of Keane, Inc. included in this Annual Report (Form 10-K) for the year ended December 31,1999.

                                                         /s/ Ernst and Young LLP

Boston, Massachusetts
March 23, 2000